UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

(Address of principal executive offices) (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 29, 2015, Comerica Incorporated (“Comerica”) announced the promotion of Curtis C. Farmer to the position of President of Comerica and of its subsidiary, Comerica Bank, effective April 29, 2015. In his new role, Mr. Farmer will maintain his current leadership responsibility for the Retail Bank and Wealth Management, and he will additionally oversee the Business Bank. Mr. Farmer will continue reporting to Ralph W. Babb, Jr., Chairman and Chief Executive Officer of Comerica and Comerica Bank. Mr. Babb ceased to hold the additional title of President of Comerica and Comerica Bank as of April 29, 2015, the effective date of Mr. Farmer’s promotion.

Mr. Farmer, age 52, was appointed as Executive Vice President, Wealth & Institutional Management of Comerica and Comerica Bank in October 2008. In August 2010, Comerica announced that the Retail Bank and Wealth & Institutional Management leadership structure was being combined and that it would be headed by Mr. Farmer. In January 2011, Mr. Farmer began serving as Executive Vice President, Retail Bank and Wealth & Institutional Management of Comerica and Comerica Bank. In April 2011, Mr. Farmer was named Vice Chairman, Retail Bank and Wealth Management of Comerica and Comerica Bank, and he continued serving in that capacity until April 29, 2015, when he was promoted to President. Prior to joining Comerica, Mr. Farmer served as Executive Vice President and Wealth Management Director of Wachovia Corporation, a financial services company, from October 2005 to October 2008.

In connection with his promotion to President, on April 28, 2015, Mr. Farmer was granted 6,455 shares of restricted common stock under Comerica’s 2006 Amended and Restated Long-Term Incentive Plan. The grant is subject to Comerica’s standard employee non-cliff restricted stock agreement (2014 version 2), with 50% of the shares vesting on the third anniversary of the grant date and 25% vesting on each of the fourth and fifth anniversaries of the grant date. Also in connection with the promotion to President, Mr. Farmer received an annualized increase of $72,000 to his base salary. As President, his 2015 Annual Executive Incentive Program (“AEI”) individual incentive target under the Comerica Incorporated 2011 Management Incentive Plan, as amended and/or restated from time to time, (the “MIP”) will be 95% of base salary, and his AEI individual incentive maximum will be 190% of base salary. In addition, as President, his 2015 Long-Term Executive Incentive Program (“LTEI”) individual incentive target under the MIP will be 60% of base salary, and his LTEI individual incentive maximum will be 120% of base salary.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 29, 2015, the registrant issued a press release regarding the promotion of Mr. Farmer. A copy of the press release is attached hereto as Exhibit 99.1. Such exhibit is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press release dated April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jon W. Bilstrom
Name:	Jon W. Bilstrom
Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: April 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 29, 2015